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                                 Exhibit 23.1



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the NaPro BioTherapeutics, Inc. 1993 Stock Option Plan and the NaPro BioTherapeutics, Inc. 1994 Long-Term Perfomance Incentive Plan and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report, as amended (Form 10-K/A2) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Denver, Colorado
June 6, 1996